Exhibit 10.6

STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT, dated as of January 27, 2026, is entered into by and between USFM Corporation, a Colorado corporation (the “Corporation”), and Robert B. Price, (the “Subscriber”).

WITNESSETH

WHEREAS, the Corporation desires to issue and sell to the Subscriber, and the Subscriber desires to subscribe to and accept from the Corporation 50,000 shares of Common Stock, no par value per share (“Common Stock”) upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above, the parties hereby agree as follows:

1.            The Corporation agrees to issue and sell to the Subscriber, and the Subscriber agrees to subscribe to and purchase from the Corporation 50,000 shares of Common Stock (the “Shares”) for a purchase price of $ 150.00.

2.            At such time as payment of the purchase price is made, the Corporation agrees to issue the Shares in book-entry form, which Shares shall be duly authorized, validly issued, fully paid and nonassessable. The Shares shall be properly legended to reflect that such Shares are not registered under the Securities Act of 1933, as amended.

3.            This Agreement shall be governed in accordance with the laws of the State of Colorado.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Subscription Agreement as of the date first written above.

USFM CORPORATION

By:	/s/ Robert B. Price
	Name:	Robert B. Price
	Title	President

SUBSCRIBER

By:	/s/ Robert B. Price
	Name:	Robert B. Price